VITESSE ENERGY ANNOUNCES SECOND QUARTER 2024 RESULTS

GREENWOOD VILLAGE, Colo. – August 5, 2024 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s second quarter 2024 financial and operating results.

SECOND QUARTER 2024 HIGHLIGHTS

•As previously announced, declared a quarterly cash dividend of $0.525 per common share to be paid on September 30, 2024

•Net income of $10.9 million and Adjusted Net Income(1) of $11.7 million

•Adjusted EBITDA(1) of $43.1 million

•Cash flow from operations of $35.2 million and Free Cash Flow(1) of $15.9 million

•Production of 13,504 barrels of oil equivalent (“Boe”) per day (70% oil)

•Total cash development capital expenditures and acquisition costs of $37.6 million

•Total debt of $115.0 million and Net Debt to Adjusted EBITDA ratio(1) of 0.67

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

“In the second quarter we increased our dividend by 5%,” commented Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer. “We closed previously announced near-term development acquisitions and added hedges to protect returns, which supports the dividend as the added production comes online later this year and in early 2025.”

STOCKHOLDER RETURNS

In July 2024, Vitesse’s Board of Directors declared its third quarter cash dividend for Vitesse’s common stock of $0.525 per share for stockholders of record as of September 16, 2024, which will be paid on September 30, 2024.

On June 28, 2024, the Company paid its second quarter cash dividend of $0.525 per share to common stockholders of record as of June 14, 2024.

FINANCIAL AND OPERATING RESULTS

Second quarter net income was $10.9 million and Adjusted Net Income was $11.7 million. Adjusted EBITDA was $43.1 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the second quarter of 2024 averaged 13,504 Boe per day, an increase of 8% from the first quarter of 2024. Oil represented 70% of production and 96% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $65.6 million.

Vitesse’s average realized oil and natural gas prices before hedging were $74.63 per Bbl and $1.11 per Mcf, respectively, during the second quarter of 2024. The Company had hedges covering 62% of oil production in the second quarter of 2024 and its realized oil price with hedging was $73.42 per Bbl.

Lease operating expenses in the second quarter of 2024 were $12.3 million, or $9.99 per Boe, a 3% decrease on a per unit basis compared to the first quarter of 2024. The lower lease operating expense is primarily attributable to weather related expenses in the first quarter. General and administrative expenses for the second quarter of 2024 totaled $4.7 million, or $3.84 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of June 30, 2024, Vitesse had $0.1 million in cash and $115.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $130.1 million as of June 30, 2024, consisting of cash and $130.0 million of committed borrowing availability under its revolving credit facility.

During the quarter, Vitesse invested $24.5 million in development capital expenditures and $13.1 million in acquisitions of oil and gas properties.

OPERATIONS UPDATE

As of June 30, 2024 the Company owned an interest in 308 gross (11.1 net) wells that were either drilling or in the completion phase, and another 372 gross (8.7 net) locations that had been permitted for development.

The Company closed previously announced near-term development acquisitions in the Williston Basin of North Dakota that will result in over $40 million of acquisition and related development capital expenditures primarily during 2024. These acquisitions are expected to provide significant increases to production and cash flows primarily during the fourth quarter of 2024 and into 2025.

2024 ANNUAL GUIDANCE

Vitesse reaffirms its previously revised 2024 annual guidance, which is set forth below.

2024 Guidance
Annual Production (Boe per day)	13,000 - 14,000
Oil as a Percentage of Annual Production	67% - 71%
Total Capital Expenditures ($ in millions)	$130 - $150

SECOND QUARTER 2024 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	QUARTER ENDED JUNE 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2024	2023	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$64,127	$48,733	$15,394	32%
Natural gas	2,471	2,855	(384)	(13%)
Total revenue	$66,598	$51,588	$15,010	29%
Operating Expenses
Lease operating expense	$12,272	$9,316	$2,956	32%
Production taxes	5,426	4,919	507	10%
General and administrative	4,724	4,461	263	6%
Depletion, depreciation, amortization, and accretion	25,315	18,748	6,567	35%
Equity-based compensation	2,047	1,428	619	43%
Interest Expense	$2,585	$1,115	$1,470	132%
Commodity Derivative Gain, Net	$379	$4,779	$(4,400)	(92%)
Income Tax (Benefit) Expense	$3,678	$6,812	$(3,134)	(46%)
Production Data:
Oil (MBbls)	859	697	162	23%
Natural gas (MMcf)	2,217	2,018	199	10%
Combined volumes (MBoe)	1,229	1,034	195	19%
Daily combined volumes (Boe/d)	13,504	11,359	2,145	19%
Average Realized Prices before Hedging:
Oil (per Bbl)	$74.63	$69.90	$4.73	7%
Natural gas (per Mcf)	1.11	1.41	(0.30)	(21%)
Combined (per Boe)	54.20	49.91	4.29	9%
Average Realized Prices with Hedging:
Oil (per Bbl)	$73.42	$72.18	$1.24	2%
Natural gas (per Mcf)	1.11	1.41	(0.30)	(21%)
Combined (per Boe)	53.36	51.45	1.91	4%
Average Costs (per Boe):
Lease operating	$9.99	$9.01	$0.98	11%
Production taxes	4.42	4.76	(0.34)	(7%)
General and administrative	3.84	4.32	(0.48)	(11%)
Depletion, depreciation, amortization, and accretion	20.60	18.14	2.46	14%

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support our dividend. Vitesse does not currently have hedges in place on its expected natural gas production volumes. The following table summarizes Vitesse’s open oil commodity derivative swap contracts scheduled to settle after June 30, 2024, including those entered into in July 2024.

SETTLEMENT PERIOD	OIL (Bbls)	WEIGHTED AVERAGE PRICE
Swaps-Crude Oil
2024:
Q3	507,500	$77.97
Q4	490,000	$78.11
2025:
Q1	397,500	$73.92
Q2	382,500	$74.72
Q3	202,500	$74.83
Q4	202,500	$74.83

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	QUARTER ENDED JUNE 30,
(in thousands)	2024	2023
Realized (loss) gain on commodity derivatives (1)	$(1,033)	$1,595
Unrealized gain on commodity derivatives (1)	1,412	3,184
Total commodity derivative gain	$379	$4,779

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

Q2 2024 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, August 6, 2024 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=ex7kWVY5

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13747956 - Vitesse Energy Second Quarter 2024 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and 201-612-7415 (International)

Replay Access Code: 13747956 - Replay will be available through August 13, 2024

UPCOMING INVESTOR EVENTS

Vitesse management will be participating in the upcoming investor events:

•EnerCom Denver Energy Conference - Denver - August 19-20, 2024.

•Midwest IDEAS Conference - Chicago - August 29, 2024.

•Barclays 38th Annual CEO Energy-Power Conference - New York - September 3-4, 2024.

•Pickering Energy Partners Energy Conference - Austin - September 16-18, 2024.

Any investor presentations to be used for such events will be posted prior to the events on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including the armed conflict in the Middle East and Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
(In thousands, except share data)	2024	2023	2024	2023
Revenue
Oil	$64,127	$48,733	$121,491	$99,219
Natural gas	2,471	2,855	6,301	10,330
Total revenue	66,598	51,588	127,792	109,549
Operating Expenses
Lease operating expense	12,272	9,316	24,063	18,397
Production taxes	5,426	4,919	11,226	10,174
General and administrative	4,724	4,461	10,098	15,323
Depletion, depreciation, amortization, and accretion	25,315	18,748	48,860	37,220
Equity-based compensation	2,047	1,428	3,652	29,400
Total operating expenses	49,784	38,872	97,899	110,514
Operating Income (Loss)	16,814	12,716	29,893	(965)
Other (Expense) Income
Commodity derivative gain (loss), net	379	4,779	(13,445)	12,198
Interest expense	(2,585)	(1,115)	(4,788)	(2,295)
Other (expense) income	(2)	52	28	50
Total other (expense) income	(2,208)	3,716	(18,205)	9,953

Income Before Income Taxes	$14,606	$16,432	$11,688	$8,988

(Provision for) Benefit from Income Taxes	(3,678)	(6,812)	(2,946)	(47,183)

Net Income (Loss)	$10,928	$9,620	$8,742	$(38,195)
Net income attributable to Predecessor common unit holders	—	—	—	1,832
Net Income (Loss) Attributable to Vitesse Energy, Inc.	$10,928	$9,620	$8,742	$(40,027)

Weighted average common shares outstanding – basic	30,046,190	29,659,771	29,990,077	29,661,556
Weighted average common shares outstanding – diluted	33,026,818	33,077,824	32,984,826	29,661,556
Net income (loss) per common share – basic	$0.36	$0.29	$0.29	$(1.35)
Net income (loss) per common share – diluted	$0.33	$0.29	$0.27	$(1.35)

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	JUNE 30,	DECEMBER 31,
(in thousands, except shares)	2024	2023
Assets
Current Assets
Cash	$121	$552
Revenue receivable	46,319	44,915
Commodity derivatives	152	10,038
Prepaid expenses and other current assets	2,394	2,841
Total current assets	48,986	58,346
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,235,125	1,168,378
Less accumulated DD&A and impairment	(512,527)	(464,036)
Total oil and gas properties	722,598	704,342
Other Property and Equipment—Net	189	189
Other Assets
Commodity derivatives	277	1,109
Other noncurrent assets	6,378	1,984
Total other assets	6,655	3,093
Total assets	$778,428	$765,970
Liabilities and Equity
Current Liabilities
Accounts payable	$13,613	$27,692
Accrued liabilities	42,997	32,507
Commodity derivatives	2,527	—
Other current liabilities	30	204
Total current liabilities	59,167	60,403
Long-term Liabilities
Credit facility	115,000	81,000
Deferred tax liability	67,135	64,329
Asset retirement obligations	8,677	8,353
Other noncurrent liabilities	9,944	5,479
Total liabilities	$259,923	$219,564
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,629,594 and 32,812,007 shares issued at June 30, 2024 and December 31, 2023, respectively	326	328
Additional paid-in capital	531,013	567,654
Accumulated deficit	(12,834)	(21,576)
Total equity	518,505	546,406
Total liabilities and equity	$778,428	$765,970

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, and (iii) certain other non-cash items; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items.

Vitesse defines Free Cash Flow as cash flow from operations, adding back changes in operating assets and liabilities, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED JUNE 30, 2024
Net Income	$10,928
Add:
Unrealized loss (gain) on derivative instruments	(1,412)
Equity-based compensation	2,047
Provision for income taxes	3,678
Adjusted Income Before Adjusted Income Tax Expense	15,241

Adjusted Income Tax Expense(1)	(3,566)

Adjusted Net Income (non-GAAP)	$11,675

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.4%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands except for ratio)	AT JUNE 30, 2024
Revolving credit facility	$115,000
Less: Cash	121
Net Debt	$114,879

FOR THE THREE MONTHS ENDED JUNE 30, 2024
Net Income	$10,928
Add:
Interest expense	2,585
Provision for income taxes	3,678
Depletion, depreciation, amortization, and accretion	25,315
Equity-based compensation	2,047
Unrealized loss (gain) on derivative instruments	(1,412)
Adjusted EBITDA	$43,141

Annualized Adjusted EBITDA	172,564
Net Debt to Adjusted EBITDA ratio	0.67

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED JUNE 30, 2024
Net cash provided by operating activities	$35,161
Add back: changes in operating assets and liabilities	5,197
Cash flow from operations before changes in operating assets and liabilities	40,358
Less: development of oil and gas properties	(24,482)
Free Cash Flow	$15,876

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com